                                                                   EXHIBIT 10.38

                           LOAN AND SECURITY AGREEMENT

     THIS LOAN AND SECURITY AGREEMENT (this "Agreement") dated as of
December 28, 2004, between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at One Newton Executive Park, Suite 200, 2221 Washington Street, Newton, Massachusetts 02462, doing business under the name "Silicon Valley East" ("Bank") and MOMENTA PHARMACEUTICALS, INC., a Delaware corporation ("Borrower"), provides the terms on which Bank shall lend to Borrower and Borrower shall repay Bank. The parties agree as follows:

     1      ACCOUNTING AND OTHER TERMS

     Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Article 13. All other terms contained in this Agreement, unless otherwise indicated, shall have the meaning provided by the Code, to the extent such terms are defined therein.

     2      LOAN AND TERMS OF PAYMENT

     2.1 PROMISE TO PAY. Borrower hereby unconditionally promises to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions as and when due in accordance with this Agreement.

     2.1.1  EQUIPMENT FACILITY.

           (a) EQUIPMENT ADVANCES. Subject to the terms and conditions of this Agreement, Bank agrees to lend to Borrower, from the Closing Date through September 30, 2005 (the "Draw Period"), equipment advances (each an "Equipment Advance" and collectively the "Equipment Advances") in an aggregate amount not to exceed the Equipment Line. When repaid, the Equipment Advances may not be re-borrowed. The proceeds of the Equipment Advances shall be used solely to reimburse Borrower for the purchase of Eligible Equipment purchased within ninety (90) days (determined based upon the applicable invoice date of such Eligible Equipment) of the Equipment Advance and to purchase new Eligible Equipment. Notwithstanding the foregoing, the initial Equipment Advance hereunder may be used to reimburse Borrower for Eligible Equipment purchased on or after April 1, 2004. Bank's obligation to lend hereunder shall terminate on the earlier of (i) the occurrence and continuance of an Event of Default, or
(ii) the last day of the Draw Period. For purposes of this Section, the minimum amount of each Equipment Advance shall be One Hundred Thousand Dollars ($100,000.00). Each Equipment Advance may not exceed one hundred percent (100%) of the Original Stated Cost of the Financed Equipment.

           (b) PRINCIPAL AND INTEREST PAYMENTS ON PAYMENT DATES. For each Equipment Advance, Borrower shall make consecutive equal monthly payments of principal and interest, calculated by the Bank based upon: (1) the amount of the Equipment Advance, (2) the Basic Rate, and (3) an amortization schedule equal to the Repayment Period (individually, the "Scheduled Payment", and collectively, "Scheduled Payments"), commencing on the first Payment Date of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first Business Day of the month) with respect to such Equipment Advance and continuing on each Payment Date thereafter. All unpaid principal and accrued interest is due and payable in full on the last Payment Date with respect to such Equipment Advance. Payments received after 3:00 p.m. Eastern time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest, as applicable, shall continue to accrue.

           (c) INTEREST RATE. Borrower shall pay interest on each Payment Date on the unpaid principal amount of each Equipment Advance until the Equipment Advance has been paid in full, at the per annum rate of interest equal to the Basic Rate fixed on the Funding Date for each Equipment Advance. Interest is computed on the basis of a 360 day year for the actual number of days elapsed. Any amounts outstanding during the continuance of an Event of Default shall bear interest at a per annum rate equal to the Basic Rate plus three percent (3.0%)(the "Default Rate").

           (d) BORROWING PROCEDURE. To obtain an Equipment Advance, Borrower shall deliver to Bank a completed supplement in substantially the form attached as EXHIBIT B ("Loan Supplement"), signed by a Responsible Officer, or his or her designee, copies of invoices for the Financed Equipment, described on Annex A to the applicable Loan Supplement, together with a UCC Financing Statement authorization covering the Financed Equipment described on Annex A to the applicable Loan Supplement and such additional information regarding the Financed Equipment as Bank may reasonably request at least five (5) Business Days before the proposed funding date (the "Funding Date"). On each Funding Date, Bank shall specify in the Loan Supplement for each Equipment Advance, the Basic Rate, and the Payment Dates. If Borrower satisfies the conditions of each Equipment Advance, Bank shall disburse such Equipment Advance by transfer to Borrower's deposit account at Bank.

           (e) DEBIT OF ACCOUNTS. Bank may debit Borrower's operating accounts, including Account Number __________, for principal and interest payments when due. Bank shall promptly notify Borrower after it debits Borrower's accounts. These debits shall not constitute a set-off.

     2.1.2 UNDISBURSED CREDIT EXTENSIONS. The Bank's obligation to lend the undisbursed portion of the Equipment Line shall terminate if, in Bank's sole discretion, there has been a Material Adverse Change.

     2.2    FEES. Borrower shall pay to Bank:

           (a) BANK EXPENSES. All Bank Expenses (including reasonable attorneys' fees and expenses incurred through and after the Closing Date), when due.

     2.3 ADDITIONAL COSTS. If any new law or regulation increases Bank's costs or reduces its income for any Equipment Advance, Borrower shall pay the increase in cost or reduction in income or additional expense; provided, however, that Borrower shall not be liable for any amount attributable to any period before 180 days prior to the date Bank notifies Borrower of such increased costs. Bank agrees that it shall allocate any increased costs among its customers similarly affected in good faith and in a manner consistent with Bank's customary practice.

     3      CONDITIONS OF LOANS

     3.1 CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The Bank's obligation to make the initial Credit Extension is subject to the condition precedent that Bank shall have received, in form and substance satisfactory to Bank, the following:

           (a)    this Agreement;

           (b) a certificate of the Secretary of Borrower with respect to articles, bylaws, incumbency and resolutions authorizing the execution and delivery of this Agreement;

           (c)    perfection certificate by Borrower;

           (d) a legal opinion of Borrower's counsel (authority and enforceability), in form and substance acceptable to Bank;

           (e)    insurance certificate;

           (f)    payment of the fees and Bank Expenses then due specified in
Section 2.2 hereof;

           (g)    Certificate of Foreign Qualification (Massachusetts);

           (h)    Certificate of Good Standing/Legal Existence (Delaware); and

           (i) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

     3.2 CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS. Bank's obligation to make each Credit Extension, including the initial Credit Extension, is subject to the following:

           (a) timely receipt of a completed Loan Supplement and UCC financing statement covering the Financed Equipment described on ANNEX A to the Loan Supplement; and

           (b) the representations and warranties in Section 5 must be true in all material respects on the date of the Loan Supplement and on the effective date of each Credit Extension (except to the extent such representations and warranties relate to a specific date) and no Event of Default shall have occurred and be continuing as of such effective date, or result from the Credit Extension. Each Credit Extension (except to the extent such representations and warranties relate to a specific date) is Borrower's representation and warranty on that date that the representations and warranties in Section 5 remain true in all material respects; and

           (c) the Bank shall have the opportunity to confirm that upon filing the UCC-1 financing statement covering the Equipment described on the Loan Supplement, that the Bank shall have a first perfected security interest in such Equipment.

     4      CREATION OF SECURITY INTEREST

     4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations and the performance of each of Borrower's duties under the Loan Documents, a continuing security interest in, and pledges to the Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower warrants and represents that the security interest granted herein shall be a first priority security interest in the Collateral.

If the Agreement is terminated, Bank's lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations.

     4.2 AUTHORIZATION TO FILE FINANCING STATEMENTS. Borrower hereby authorizes Bank to file financing statements, without notice to Borrower, with all appropriate jurisdictions in order to perfect or protect Bank's interest or rights hereunder, including a notice that any disposition of the Collateral, except in accordance with this Agreement, by either the Borrower or any other Person, shall be deemed to violate the rights of the Bank under the Code.

     5      REPRESENTATIONS AND WARRANTIES

     Borrower represents and warrants as follows:

     5.1 DUE ORGANIZATION AND AUTHORIZATION. Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified except where the failure to do so could not reasonably be expected to cause a Material Adverse Change. In connection with this Agreement, the Borrower delivered to the Bank a certificate signed by the Borrower and entitled "Perfection Certificate". The Borrower represents and warrants to the Bank that:
(a) the Borrower's exact legal name is that indicated on the Perfection Certificate and on the signature page hereof; and (b) the Borrower is an organization of the type, and is organized in the jurisdiction, set forth in the Perfection Certificate; and (c) the Perfection Certificate accurately sets forth the Borrower's organizational identification number or accurately states that the Borrower has none; and (d) the Perfection Certificate accurately sets forth the Borrower's place of business, or, if more than one, its chief executive office as well as the Borrower's mailing address if different, and (e) all other information set forth on the Perfection Certificate pertaining to the Borrower is accurate and complete in all material respects. If the Borrower does not now have an organizational identification number, but later obtains one, Borrower shall forthwith notify the Bank of such organizational identification number.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's organizational documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

     5.2 COLLATERAL. Borrower owns the Collateral, free of Liens except for Permitted Liens. The Collateral is not in the possession of any third party bailee (such as a warehouse). Except as hereafter disclosed to the Bank in writing by Borrower, none of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate. In the event that Borrower, after the date hereof, intends to store or otherwise deliver any portion of the Collateral to a bailee, then Borrower will first receive the written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.

     5.3 LITIGATION. Except as shown in the Perfection Certificate, there are no actions or proceedings pending or, to the knowledge of Borrower's Responsible Officers, threatened in writing by or against Borrower or any Subsidiary in which an adverse decision could reasonably be expected to cause a Material Adverse Change.

     5.4 NO MATERIAL DEVIATION IN FINANCIAL STATEMENTS. All consolidated financial statements for Borrower and any Subsidiary delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations for the period for which the same have been furnished. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements of Borrower delivered by Borrower to Bank.

     5.5 SOLVENCY. The Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

     5.6 REGULATORY COMPLIANCE. Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors). Borrower has complied in all material respects with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change. Borrower and each Subsidiary has timely filed all required tax returns or extensions thereof and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted except where the failure to make such declarations, notices or filings would not reasonably be expected to cause a Material Adverse Change.

     5.7    INTENTIONALLY DELETED.

     5.8 FULL DISCLOSURE. No written representation, warranty or other statement of Borrower in any certificate or written instruments given to Bank taken together with all such written certificates and written instruments given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or instruments not misleading (it being recognized by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

     6      AFFIRMATIVE COVENANTS

     Borrower shall do all of the following:

     6.1 GOVERNMENT COMPLIANCE. Borrower shall maintain its legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on Borrower's business or operations. Borrower shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, where noncompliance with which would reasonably be expected to cause a Material Adverse Change.

     6.2 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Borrower shall deliver to Bank: (i) within five (5) days of filing, copies of or electronic notice of links to all statements, reports and notices made available to Borrower's security holders or to any holders of Subordinated Debt and all reports on Form 10-K, and 10-Q filed with the Securities and Exchange Commission; (ii) a prompt report of any legal actions pending or threatened in writing against Borrower or any Subsidiary that could reasonably be expected to result in damages or costs to Borrower or any Subsidiary of One Million Dollars ($1,000,000.00) or more; and (iii) other financial information reasonably requested by Bank.

     6.3    INTENTIONALLY DELETED.

     6.4 TAXES. Borrower shall make timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

     6.5 INSURANCE. Borrower shall keep the Collateral insured for risks and in amounts, and as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank. All property policies with respect to the Collateral shall have a lender's loss payable endorsement showing Bank as an additional loss payee and all liability policies shall show the Bank as an additional insured and all policies shall provide that the insurer must give Bank at least twenty (20) days notice before canceling its policy. At Bank's request, Borrower shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any property policy on account of the Collateral shall, at Bank's option, be payable to Bank on account of the Obligations. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Borrower shall have the option of applying the proceeds on account of the Collateral of any property policy up to $500,000.00, in the aggregate, toward the replacement or repair of destroyed or damaged property; provided that (i) any such replaced or repaired property (a) shall be of equal or like value as the replaced or repaired Collateral and (b) shall be deemed Collateral in which Bank has been granted a first priority security interest and (ii) after the occurrence and during the continuation of an Event of Default all proceeds payable on account of the Collateral under such property policy shall, at the option of the Bank, be payable to Bank on account of the Obligations. If Borrower fails to obtain insurance as required under
Section 6.5 or to pay any amount or furnish any required proof of payment to third persons and the Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Section 6.5, and take any reasonable action under the policies Bank deems prudent.

     6.6 ACCOUNTS. Borrower shall maintain its primary operating account with Bank.

     6.7 FURTHER ASSURANCES. Borrower shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank's security interest in the Collateral or to effect the purposes of this Agreement.

     6.8 LANDLORD'S WAIVER. The Borrower shall use its commercially reasonable efforts to deliver the landlord's waiver for its office located at 675 West Kendall Street, Cambridge, Massachusetts, within thirty (30) days of the Closing Date

     7      NEGATIVE COVENANTS

     Borrower shall not do any of the following without the Bank's prior written consent which shall not be unreasonably withheld.

     7.1 DISPOSITIONS. Convey, sell, lease, transfer, assign or otherwise dispose of (collectively a "Transfer"), all or any part the Collateral.

     7.2 CHANGES IN BUSINESS LOCATIONS. Borrower shall not, without prior written notice to Bank: (i) relocate its chief executive office, or (ii) change its jurisdiction of organization, or (iii) change its organizational structure or type, or (iv) change its legal name, or (v) change any organizational number (if any) assigned by its jurisdiction of organization.

     7.3    INTENTIONALLY DELETED.

     7.4 INDEBTEDNESS. Create, incur, assume, or be liable for any Indebtedness, other than Permitted Indebtedness.

     7.5 ENCUMBRANCE. Create, incur, or allow any Lien on any of Collateral, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein. The Collateral may also be subject to Permitted Liens.

     7.6    INTENTIONALLY DELETED.

     7.7 TRANSACTIONS WITH AFFILIATES. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrower, except for transactions that are in the ordinary course of Borrower's business, upon fair and reasonable terms that are no less favorable to Borrower than would be obtained in an arm's length transaction with a non-affiliated Person.

     7.8 SUBORDINATED DEBT. Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any material provision in any document relating to the Subordinated Debt, without Bank's prior written consent.

     7.9 COMPLIANCE. Become an "investment company" or a company controlled by an "investment company", under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to cause a Material Adverse Change.

     8      EVENTS OF DEFAULT

     Any one of the following is an Event of Default:

     8.1 PAYMENT DEFAULT. Borrower fails to pay any of the Obligations within three (3) Business Days after their due date. During such three (3) Business Day period the failure to cure the default shall not constitute an Event of Default (but no Credit Extension shall be made during such period);

     8.2 COVENANT DEFAULT. (i) Borrower fails or neglects to perform any obligation in Section 6 or violates any covenant in Section 7; or (ii) Borrower fails or neglects to perform, keep, or observe any other material term, provision, condition, covenant or agreement contained in this Agreement, any Loan Documents, or in any present or future agreement between Borrower and Bank and as to any default under such other material term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) days after the occurrence thereof; provided, however, that if the default cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days) to attempt to cure such default, and within such reasonable time period the failure to cure the default shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period). Grace periods provided under this section shall not apply, among other things, to financial covenants or any other covenants that are required to be satisfied, completed or tested by a date certain;

     8.3    MATERIAL ADVERSE CHANGE. A Material Adverse Change occurs;

     8.4 ATTACHMENT. (i) Any material portion of Borrower's assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in ten (10) days; (ii) the service of process upon the Borrower seeking to attach, by trustee or similar process, any funds of the Borrower in excess of One Hundred Thousand Dollars ($100,000.00) on deposit with the Bank, or any entity under control of Bank (including a subsidiary), provided however, if such service of process is dismissed by Borrower within ten (10) days, then this default shall be deemed cured; (iii) Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business; (iv) a judgment or other claim becomes a Lien on a material portion of Borrower's assets; or (v) a notice of lien, levy, or assessment is filed against any Collateral or a material portion of Borrower's assets by any government agency and not paid within ten (10) days after Borrower receives notice. These are not Events of Default if stayed or if a bond is posted pending contest by Borrower (but no Credit Extensions shall be made during the cure, stay or contest period);

     8.5 INSOLVENCY. (i) Borrower is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent; (ii) Borrower begins a voluntary Insolvency Proceeding; or (iii) an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within forty-five (45) days (but no Credit Extensions shall be made before any Insolvency Proceeding is dismissed);

     8.6 OTHER AGREEMENTS. If there is a default in any agreement to which Borrower is a party with a third party or parties resulting in the acceleration of the maturity of any Indebtedness for borrowed money in an amount in excess of One Million Dollars ($1,000,000) or that could be reasonably expected to result in a Material Adverse Change;

     8.7 JUDGMENTS. If a judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least One Million Dollars ($1,000,000) shall be rendered against Borrower and shall remain unsatisfied and unstayed for a period of thirty (30) days (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment);

     8.8 MISREPRESENTATIONS. If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document;

     8.9 SUBORDINATED DEBT. A default or breach occurs under any agreement between Borrower and any creditor of Borrower that signed a subordination agreement with Bank, or any creditor that has signed a subordination agreement with Bank breaches any terms of the subordination agreement; and

     8.10 SVB LOAN ARRANGEMENT. The occurrence of any Event of Default under the SVB Loan Arrangement.

     9      BANK'S RIGHTS AND REMEDIES

     9.1 RIGHTS AND REMEDIES. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

           (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

           (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

           (c) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Subject to the rights of third parties, to the extent such third parties' rights are senior to the Bank, Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Subject to the rights of third parties, to the extent such third parties' rights are senior to the Bank, Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank's rights or remedies;

           (d) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower; and

           (e) Exercise all rights and remedies and dispose of the Collateral according to the Code.

     9.2 POWER OF ATTORNEY. Borrower hereby irrevocably appoints Bank as its lawful attorney-in-fact, to be effective upon the occurrence and during the continuance of an Event of Default and until the Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder, to: (i) make, settle, and adjust all claims under Borrower's insurance policies relating to the Collateral for commercially reasonable amounts; and (ii) transfer the Collateral into the name of Bank or a third party as the Code permits. Borrower hereby appoints Bank as its lawful attorney-in-fact to sign Borrower's name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder. Bank's foregoing appointment as Borrower's attorney in fact, and all of Bank's rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank's obligation to provide Credit Extensions terminates.

     9.3    INTENTIONALLY DELETED.

     9.4 BANK EXPENSES. Any amounts owing by Borrower and paid by Bank on Borrower's behalf as provided herein shall constitute Bank Expenses and are due and payable upon demand, and shall thereafter bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank's waiver of any Event of Default.

     9.5 BANK'S LIABILITY FOR COLLATERAL. So long as the Bank complies with reasonable banking practices regarding the safekeeping of collateral, (i) the Bank shall not be liable or responsible, except as a result of its gross negligence or willful misconduct, for: (a) the safekeeping of the Collateral;
(b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other Person, and (ii) subject to the foregoing, Borrower bears all risk of loss, damage or destruction of the Collateral.

     9.6 REMEDIES CUMULATIVE. Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided under the Code, by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

     9.7    DEMAND WAIVER. Except as provided herein or by law, Borrower waives
(a) demand, (b) notice of default or dishonor, (c) notice of payment and nonpayment, (d) notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, or guarantees held by Bank on which Borrower is liable.

     10     NOTICES

     All notices or demands by any party to this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile at the addresses listed below. Either Bank or Borrower may change its notice address by giving the other party written notice.

            If to Borrower:      Momenta Pharmaceuticals, Inc.
                                 675 West Kendall Street
                                 Cambridge, Massachusetts 02142
                                 Attn: Mr. Richard Shea, Chief Financial Officer
                                 FAX: (617) 621-0431

            with a copy to:      Wilmer Cutler Pickering Hale and Dorr LLP
                                 60 State Street
                                 Boston, Massachusetts 02109
                                 Attn: Steven D. Singer, Esquire
                                 Fax: (617) 526- 5000

            If to Bank:          Silicon Valley Bank
                                 One Newton Executive Park, Suite 200
                                 2221 Washington Street
                                 Newton, Massachusetts 02462
                                 Attn: R. Bryan Jadot
                                 Fax:  (617) 969-5973

            with a copy to:      Riemer & Braunstein LLP
                                 Three Center Plaza
                                 Boston, Massachusetts 02108
                                 Attn: David A. Ephraim, Esquire
                                 FAX: (617) 880-3456

     11     CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

     Massachusetts law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Massachusetts; provided, however, that if for any reason Bank cannot avail itself of such courts in the Commonwealth of Massachusetts, Borrower accepts jurisdiction of the courts and venue in Santa Clara County, California. NOTWITHSTANDING THE FOREGOING, THE BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH THE BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE THE BANK'S RIGHTS AGAINST THE BORROWER OR ITS PROPERTY.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

     12     GENERAL PROVISIONS

     12.1 SUCCESSORS AND ASSIGNS. This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights or Obligations under it without Bank's prior written consent which may be granted or withheld in Bank's reasonable discretion. Bank has the right, without the consent of or prior notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement. Bank shall provide subsequent notice of any assignment of any of its rights under this Agreement.

     12.2 INDEMNIFICATION. Borrower hereby indemnifies, defends and holds the Bank and its directors, officers, employees and agents harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party or Person in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower arising or in connection with the Loan Documents (including reasonable attorneys' fees and expenses), except in the cases of clauses (a) and (b) for all obligations, demands, claims, liabilities, losses and Bank Expenses caused by Bank's gross negligence or willful misconduct.

     12.3 RIGHT OF SET-OFF. Borrower hereby grants to Bank a right of setoff for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of the Bank (including a Bank subsidiary) or in transit to any of them. At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any of the Obligations. ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     12.4 TIME OF ESSENCE. Time is of the essence for the performance of all Obligations in this Agreement.

     12.5 SEVERABILITY OF PROVISION. Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

     12.6 AMENDMENTS IN WRITING; INTEGRATION. All amendments to this Agreement must be in writing signed by both Bank and Borrower. This Agreement and the Loan Documents represent the entire agreement about this subject matter, and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement and the Loan Documents merge into this Agreement and the Loan Documents.

     12.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

     12.8 SURVIVAL. All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligation of Borrower in Section 12.2 to indemnify Bank shall survive until the statute of limitations with respect to such claim or cause of action shall have run.

     12.9 CONFIDENTIALITY. In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, subject to the limitations contained herein; (ii) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall prior to such disclosure use best efforts in obtaining such prospective transferee's or purchaser's agreement to the terms of this provision); (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit; and (v) as Bank considers appropriate in exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank without resulting from disclosure by Bank and through no fault of Bank; or (b) is first disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

     13     DEFINITIONS

     13.1   DEFINITIONS. In this Agreement:

     "AFFILIATE" is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

     "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

     "BASIC RATE" is fixed for each Equipment Advance, as of the Funding Date for such Equipment Advance, at the per annum rate of interest (based on a year of 360 days) equal to the sum of: (a) the U.S. Treasury note yield to maturity for a term equal to the Treasury Note Maturity (interpolated if no rate is listed for such specific month) as quoted in Bloomberg on the day the Loan Supplement is prepared, plus (b) the Loan Margin.

     "BORROWER'S BOOKS" are all Borrower's books and records including ledgers, records regarding Borrower's assets or liabilities, the Collateral, business operations or financial condition and all computer programs or storage or any equipment containing the information.

     "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

     "CLOSING DATE" is the date of this Agreement.

     "CODE" is the Uniform Commercial Code as adopted in Massachusetts, as amended and as may be amended and in effect from time to time.

     "COLLATERAL" is any and all properties, rights and assets of the Borrower as described on EXHIBIT A.

     "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

     "CREDIT EXTENSION" is each Equipment Advance or any other extension of credit by Bank for Borrower's benefit, pursuant to this Agreement.

     "DRAW PERIOD" is defined in Section 2.1.1(a).

     "ELIGIBLE EQUIPMENT" is Equipment, including new or used (a) general purpose computer equipment, office equipment, test and laboratory equipment, furnishings, subject to the limitations set forth herein, and (b) Other Equipment that complies with all of Borrower's representations and warranties to Bank.

     "EQUIPMENT" is all present and future machinery, equipment, lab test equipment, and furniture in which Borrower has any interest.

     "EQUIPMENT ADVANCE" is defined in Section 2.1.1(a).

     "EQUIPMENT LINE" is an Equipment Advance or Equipment Advances of up to Three Million Dollars ($ 3,000,000.00).

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "FINANCED EQUIPMENT" is all present and future Eligible Equipment in which Borrower has any interest, the purchase of which is financed by an Equipment Advance.

     "FUNDING DATE" is any date on which an Equipment Advance is made to or on account of Borrower.

     "GAAP" is generally accepted accounting principles.

     "GUARANTOR" is any present or future guarantor of the Obligations.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

     "INSOLVENCY PROCEEDING" is any proceeding by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

     "INVESTMENT" is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

     "LIEN" is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

     "LOAN AMOUNT" in respect of each Equipment Advance is the original principal amount of such Equipment Advance.

     "LOAN DOCUMENTS" are, collectively, this Agreement, any note, or notes or guaranties executed by Borrower or Guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

     "LOAN MARGIN" is 500 basis points.

     "MATERIAL ADVERSE CHANGE " is: (i) A material impairment in the perfection or priority of Bank's security interest in the Collateral or in the value of such Collateral; or (ii) a material adverse change in the business, operations, or condition (financial or otherwise) of the Borrower.

     "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later under this Agreement, or the SVB Loan Arrangement, including letters of credit, cash management services, and foreign exchange contracts, if any, and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

     "ORIGINAL STATED COST" is (i), the original cost to the Borrower of the item of new Eligible Equipment, or (ii) the fair market value assigned to such item of used Eligible Equipment by mutual agreement of Borrower and Bank at the time of making of the Equipment Advance.

     "OTHER EQUIPMENT" is leasehold improvements, transferable software licenses, and soft costs, including sales tax, freight and installation expenses. Unless otherwise agreed to by Bank, not more than twenty percent (20.0%) of the proceeds of the Equipment Line shall be used to finance Other Equipment.

     "PAYMENT DATE" is the first Business Day of each calendar month.

     PERMITTED INDEBTEDNESS" is:

                    (a) Borrower's indebtedness to Bank under this Agreement, the SVB Loan Arrangement, or the Loan Documents;

                    (b) Indebtedness existing on the Closing Date and shown on the Perfection Certificate;

                    (c)     Subordinated Debt;

                    (d) Indebtedness to trade creditors incurred in the ordinary course of business; and

                    (e)     Indebtedness secured by Permitted Liens;

                    (f) Extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through
          (e) above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be;

                    (g)     Other Indebtedness not otherwise permitted by
          Section 7.4 not exceeding One Million Dollars ($1,000,000.00), in the aggregate, outstanding at any time; and

                    (h)     Capital leases.

     "PERMITTED LIENS" are:

                    (a) Liens existing on the Closing Date and shown on the Perfection Certificate or arising under this Agreement or other Loan Documents;

                    (b) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrower maintains adequate reserves on its Books;

                    (c) Purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment (now or in the future), or (ii) existing on equipment when acquired, IF the Lien is confined to the property and improvements and the proceeds of the equipment;

                    (d) Leases or subleases and licenses or sublicenses granted in the ordinary course of Borrower's business or granted in connection with the consummation of collaborations, joint ventures, or financing arrangements with the Borrower's business partners in the ordinary course of business; and

                    (e) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (d), BUT any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

     "PERSON" is any individual, sole proprietorship, partnership, limited liability company, joint venture, company, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

     "REPAYMENT PERIOD" as to each Equipment Advance, is a period of time equal to forty-two (42) consecutive months commencing on the first Business Day of the month following the month in which the Funding Date occurs (or commencing on the Funding Date if the Funding Date is the first Business Day of the month).

     "RESPONSIBLE OFFICER" is each of the Chief Executive Officer and Chief Financial Officer of Borrower.

     "SCHEDULED PAYMENT" is defined in Section 2.1.1(b).

     "SUBORDINATED DEBT" is debt incurred by Borrower subordinated to Borrower's debt to Bank (pursuant to a subordination agreement entered into between the Bank, the Borrower and the subordinated creditor), on terms acceptable to Bank.

     "SUBSIDIARY" is any Person, corporation, partnership, limited liability company, joint venture, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "SVB LOAN ARRANGEMENT" is that certain Loan and Security Agreement dated as of December 27, 2002, by and between Borrower and Bank, as amended, restated and modified from time to time.

     "TREASURY NOTE MATURITY" is forty-two (42) months.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first above written.

BORROWER:

MOMENTA PHARMACEUTICALS, INC.

By:  /s/ Richard P. Shea
     -------------------
Name: Richard P. Shea
      ---------------
Title: Vice President and Chief Executive Officer
       ------------------------------------------

BANK:
SILICON VALLEY BANK, d/b/a
SILICON VALLEY EAST

By:  /s/ R. Bryan Jadot
     ------------------
Name:  R. Bryan Jadot
       --------------
Title:  Vice President
       ---------------

SILICON VALLEY BANK

By:  [illegible]
     -----------
Name:  [illegible]
       -----------
Title: [illegible]
       -----------
(Signed in Santa Clara County, California)

                                    EXHIBIT A

     The Collateral consists of all of Borrower's right, title and interest in and to the following:

     1. Each item of equipment, or personal property financed with a "Equipment Advance" pursuant to that certain Loan and Security Agreement, dated as of _______________, 2004 (the "Loan Agreement"), by and between Borrower and Bank, including, without limitation, the property described in ANNEX A hereto, whether now owned or hereafter acquired, together with all substitutions, renewals or replacements of and additions, improvements, and accessions to any and all of the foregoing, and all proceeds from sales, renewals, releases or other dispositions thereof.

     2. All Borrower's books relating to the foregoing and any and all claims, rights and interest in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, proceeds and insurance proceeds of any or all of the foregoing.

                                   Exhibit A-1

                              ANNEX A TO EXHIBIT A

     The Financed Equipment being financed with the Equipment Advance is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

     Description of Equipment            Make               Model                 Serial #        Invoice#
     -----------------------------------------------------------------------------------------------------



                                   Exhibit A-2

                                    EXHIBIT B
                        FORM OF LOAN AGREEMENT SUPPLEMENT

                        LOAN AGREEMENT SUPPLEMENT No. [ ]


     LOAN AGREEMENT SUPPLEMENT No. [ ], dated _______________, 200_ ("Supplement"), to the Loan and Security Agreement dated as of _______________, 2004 (the "Loan Agreement) by and between the undersigned Momenta
Pharmaceuticals, Inc. ("Borrower"), and Silicon Valley Bank ("Bank").

     Capitalized terms used herein but not otherwise defined herein are used with the respective meanings given to such terms in the Loan Agreement.

To secure the prompt payment by Borrower of all amounts from time to time outstanding under the Loan Agreement, and the performance by Borrower of all the terms contained in the Loan Agreement, Borrower grants Bank, a first priority security interest in each item of equipment and other property described in Annex A hereto, which equipment and other property shall be deemed to be additional Financed Equipment and Collateral. The Loan Agreement is hereby incorporated by reference herein and is hereby ratified, approved and confirmed. Annex A (Equipment Schedule) and Annex B (Loan Terms Schedule) are attached hereto. The proceeds of the Loan should be transferred to Borrower's account with Bank set forth below:

          Bank Name:                        Silicon Valley Bank
          Account No.:                      _______________

Borrower hereby certifies that (a) the foregoing information is true and correct and authorizes Bank to endorse in its respective books and records, the Basic Rate applicable to the Funding Date of the Loan contemplated in this Loan Agreement Supplement and the principal amount set forth in the Loan Terms Schedule; (b) the representations and warranties made by Borrower in the Loan Agreement are true and correct on the date hereof and shall be true and correct on such Funding Date. No Event of Default has occurred and is continuing under the Loan Agreement. This Supplement may be executed by Borrower and Bank in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     This Supplement is delivered as of this day and year first above written.


SILICON VALLEY BANK                               MOMENTA PHARMACEUTICALS, INC.


By:                                               By:
   -----------------------------------               ---------------------------
   Name:                                             Name:
   Title:                                            Title:

Annex A - Description of Financed Equipment
Annex B - Loan Terms Schedule

                                   Exhibit D-1

                              ANNEX A TO EXHIBIT B

     The Financed Equipment being financed with the Equipment Advance which this Loan Agreement Supplement is being executed is listed below. Upon the funding of such Equipment Advance, this schedule automatically shall be deemed to be a part of the Collateral.

    Description of Equipment            Make               Model                 Serial #        Invoice#
    -----------------------------------------------------------------------------------------------------



                                   Exhibit D-2

                              ANNEX B TO EXHIBIT B

                           LOAN TERMS SCHEDULE #______

Loan Funding Date:  _____________, 200_

Original Loan Amount:  $____________

Basic Rate:  ______%

Scheduled Payment Dates and Amounts*:

     One (1) payment of $_______ due ______________
     ______  payment of $_______ due monthly in advance from ______        through ________.
     One (1) payment of $_______ due ______________

Maturity Date:  ____________

        Payment No.               Payment Date
             1

             2

             3

             4

           . . .
             35

            [36]

           . . .

*/ The amount of each Scheduled Payment shall change as the Loan Amount changes.

                                   Exhibit D-3